EXHIBIT 2.1


                              FIRST AMENDMENT
                                   TO THE
                        AGREEMENT AND PLAN OF MERGER


        THIS AMENDMENT is made as of December 14, 2000 (the "Amendment"), by and among UAL Corporation, a Delaware corporation ("Parent"), Yellow Jacket Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and US Airways Group, Inc., a Delaware corporation (the "Company").

        WHEREAS, Parent, Sub and the Company entered into an Agreement and Plan of Merger (the "Agreement"), dated as of May 23, 2000; and

        WHEREAS, pursuant to Section 7.03 of the Agreement, the parties hereto desire to amend certain provisions of the Agreement as specified herein.

        NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereby agree to amend the Agreement as follows (capitalized terms used herein without definition shall have the same meanings as set forth in the Agreement):


                                 SECTION 1
                                 AMENDMENTS

        INSERTION OF NEW SUBSECTION (C) OF SECTION 6.03. Section 6.03 of the Agreement is hereby amended by inserting therein-new Subsection (c) as follows:

               "(c) Assumption by Parent of Collective Bargaining
Agreements. Parent shall have provided evidence satisfactory to the Company that, effective as of the Closing Date, it will:

                      (i) assume and agree to be bound by all terms of the collective bargaining agreement between the Principal Operating Sub and the Air Line Pilots Association existing on the Closing Date, including but not limited to an obligation under Section 1(c)2 thereof to provide the Principal Operating Sub's pilots with a seniority integration governed by the Air Line Pilots Association merger policy.

                      (ii) assume and agree to be bound by all terms of the collective bargaining agreement between the Principal Operating Sub and the Association of Flight
                      Attendants existing on the Closing Date.

                      (iii) assume and agree to be bound by the provision in Article 2(b) of the collective bargaining agreement between the Principal Operating Sub and the Communications Workers of America existing on the Closing Date which guarantees that the Principal Operating Sub's employees covered by said collective bargaining agreement shall be provided seniority integration procedures of Sections 3 and 13 of the Allegheny-Mohawk Labor Protective Provisions.

                      (iv) agree to cause the Principal Operating Sub to honor and comply with all terms of its collective bargaining agreements existing on the Closing Date.


                                 SECTION 2
                               MISCELLANEOUS

        (a) REFERENCE TO AND EFFECT ON THE AGREEMENT.

        (i) On and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder", "herein" or words of like import referring to the Agreement shall mean and be a reference to the provisions of the Agreement as amended hereby.

        (ii) Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

        (b) COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.




                          [SIGNATURE PAGE FOLLOWS]



               IN WITNESS WHEREOF, the undersigned hereto have caused this Amendment to the Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                    UAL CORPORATION


                                    By: /s/ Francesca M. Maher
                                       ------------------------------------
                                    Name:  Francesca M. Maher
                                    Title: Senior Vice President, General
                                           Counsel and Secretary


                                    YELLOW JACKET ACQUISITION CORP.


                                    By: /s/ Francesca M. Maher
                                       -----------------------------------

                                    Name:  Francesca M. Maher
                                    Title: Vice President and Secretary


                                    US AIRWAYS GROUP, INC.


                                    By: /s/ Lawrence M. Nagin
                                       -----------------------------------
                                    Name:  Lawrence M. Nagin
                                    Title: Executive Vice President, Corporate
                                           Affairs and General Counsel